Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Chardan South China Acquisition Corporation (the "Company") on Form 10-QSB for the period ending March 31, 2006 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I, Dr. Richard D. Propper, Chief Financial Officer and Secretary of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

      1....The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

      2....The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard D. Propper                                   Dated: May 19, 2006
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Dr. Richard D. Propper Chief Financial Officer
(Principal Accounting and Financial Officer)